Exhibit 99.1

Flowserve Corporation Reports First Quarter 2023 Results; Raises 2023 Financial Guidance

  Reported and Adjusted1 Earnings Per Share (EPS) of 20 cents and 40 cents, respectively
  Achieved fifth consecutive quarter of bookings above $1 billion with $1.06 billion delivered in the first quarter; driven by strong MRO and Aftermarket activity and combined with the continued success of the 3D strategy
  Delivered strong revenue growth of 19.4%, generating adjusted operating margin of 8.3% with year-over-year incremental adjusted operating margins of 33.9%
  Book-to-bill of 1.08x increased backlog by 2.6%, or $71 million, to $2.8 billion on a sequential basis
  Velan acquisition is now expected to close early in the third quarter of 2023
  Strong first quarter financial performance supports raising full year guidance range for Revenues and Adjusted EPS

DALLAS--(BUSINESS WIRE)--May 1, 2023--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights (all comparisons to the 2022 first quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.20 and Adjusted Earnings Per Share (EPS)1 of $0.40
    Reported EPS includes a net after-tax adjusted loss of $25.9 million, comprised primarily of realignment charges and below-the-line foreign exchange impacts
  Total bookings were $1.06 billion, down 2.7%, or 0.5% on a constant currency basis
    Original equipment bookings were $506.9 million, down 6.8% or 4.5% on a constant currency basis
    Aftermarket bookings were $550.3 million, up 1.5%, or 3.5% on a constant currency basis
  Sales were $980.3 million, up 19.4%, or 22.3% on a constant currency basis
    Original equipment sales were $463.5 million, up 21.0%, or 24.1% on a constant currency basis
    Aftermarket sales were $516.8 million, up 18.0%, or 20.7% on a constant currency basis
  Reported gross and operating margins were 30.3% and 5.8%, respectively
    Adjusted gross and operating margins2 were 30.4% and 8.3%, respectively

“We delivered a very strong start to 2023, building on the momentum established in the fourth quarter of 2022,” said Scott Rowe, Flowserve’s president and chief executive officer. “Our performance was supported by improved operational execution and healthy revenue growth which enabled us to achieve adjusted gross margins above 30%. Thanks to the continued commitment of our associates, both of our segments exceeded our previous revenue, margin and bookings expectations for the period, validating the process improvement actions implemented over the past year.“

Rowe concluded, “Our end markets remain supportive as demonstrated by our strong first quarter bookings, representing the fifth consecutive quarter of bookings over $1 billion. We are confident in our outlook as our project opportunity funnel continues to grow and our MRO and aftermarket business is at record levels. Looking ahead, our priorities are clear- improving execution, converting our $2.8 billion backlog, continuing to progress our 3D growth strategy (Diversify, Decarbonize, Digitize) and integrating the pending Velan transaction. We believe executing these actions will drive sustainable growth and value creation for all of our stakeholders.”

Revised 2023 Guidance3

Flowserve is raising its Revenue and Adjusted EPS guidance metrics for 2023, as well as re-affirming certain other financial metrics, as shown in the table below:

	Prior Target Range	Revised Target Range
Revenue Growth	Up 9.0% to 11.0%	Up 10.0% to 12.0%
Reported Earnings Per Share	$1.40 - $1.65	Re-affirmed
Adjusted Earnings Per Share	$1.50 - $1.75	$1.65 - $1.85
Net Interest Expense	$55 - $60 million	Re-affirmed
Adjusted Tax Rate	18% - 20%	Re-affirmed
Capital Expenditures	$75 - $85 million	Re-affirmed

The outlook excludes any contribution from the previously announced pending acquisition of Velan Inc. Additionally, Flowserve’s 2023 Adjusted EPS target range also excludes expected adjusted items including realignment charges of approximately $25 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year.

First Quarter 2023 Results Conference Call

Flowserve will host its conference call with the financial community on Tuesday, May 2nd at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2023 EPS excludes realignment expenses, the impact from other specific discrete items (including planned Velan acquisition) and below-the-line foreign currency effects and utilizes current FX rates and approximately 131.8 million fully diluted shares.

_ FX impact is calculated by comparing the difference between the actual average FX rates of 2023 and the year-end 2022 spot rates both as applied to our 2023 expectations, divided by the number of shares expected for 2023.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2023	2022

Sales	$980,305	$821,058
Cost of sales	(683,475)	(611,411)
Gross profit	296,830	209,647
Selling, general and administrative expense	(244,268)	(206,138)
Net earnings from affiliates	4,624	3,858
Operating income	57,186	7,367
Interest expense	(16,211)	(10,693)
Interest income	1,494	943
Other income (expense), net	(8,020)	(8,114)
Earnings (loss) before income taxes	34,449	(10,497)
Provision for income taxes	(4,453)	(3,182)
Net earnings (loss), including noncontrolling interests	29,996	(13,679)
Less: Net earnings attributable to noncontrolling interests	(3,230)	(2,141)
Net earnings (loss) attributable to Flowserve Corporation	$26,766	$(15,820)

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$0.20	$(0.12)
Diluted	0.20	(0.12)

Weighted average shares – basic	130,930	130,410
Weighted average shares – diluted	131,754	130,410

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2023
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$980,305	$-		$-		$980,305
Gross profit	296,830	(202)		(1,173)	(3)	298,205
Gross margin	30.3%	-		-		30.4%

Selling, general and administrative expense	(244,268)	(16,677)		(6,013)	(4)	(221,578)
Net earnings from affiliates	4,624	-		-		4,624

Operating income	57,186	(16,879)		(7,186)		81,251
Operating income as a percentage of sales	5.8%	-		-		8.3%

Interest and other expense, net	(22,737)	-		(7,406)	(5)	(15,331)

Earnings before income taxes	34,449	(16,879)		(14,592)		65,920
Provision for income taxes	(4,453)	3,184	(2)	2,409	(6)	(10,046)
Tax Rate	12.9%	18.9%		16.5%		15.2%

Net earnings attributable to Flowserve Corporation	$26,766	$(13,695)		$(12,183)		$52,644

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.20	$(0.10)		$(0.10)		$0.40
Diluted	0.20	(0.10)		(0.10)		0.40

Basic number of shares used for calculation	130,930	130,930		130,930		130,930
Diluted number of shares used for calculation	131,754	131,754		131,754		131,754

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $1.2 million of discrete asset write-downs
(4) Represents $3.1 million of costs associated with the pending acquisition of Velan Inc. and $2.9 million of discrete asset write-downs
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2022
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$821,058	$-		$-		$821,058
Gross profit	209,647	198		(10,053)	(3)	219,502
Gross margin	25.5%	-		-		26.7%

Selling, general and administrative expense	(206,138)	201		(10,193)	(3)	(196,146)
Net earnings from affiliates	3,858	-		-		3,858

Operating income	7,367	399		(20,246)		27,214
Operating income as a percentage of sales	0.9%	-		-		3.3%

Interest and other expense, net	(17,864)	-		(5,694)	(4)	(12,170)

Earnings (loss) before income taxes	(10,497)	399		(25,940)		15,044
(Provision for) benefit from income taxes	(3,182)	(74)	(2)	234	(5)	(3,342)
Tax Rate	-30.3%	18.5%		0.9%		22.2%

Net earnings (loss) attributable to Flowserve Corporation	$(15,820)	$325		$(25,706)		$9,561

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$(0.12)	$-		$(0.19)		$0.07
Diluted	(0.12)	-		(0.19)		0.07

Basic number of shares used for calculation	130,410	130,410		130,410		130,410
Diluted number of shares used for calculation	130,410	131,051		131,051		131,051

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents the reserve of Russia related financial exposures. The impact of $5.4 million of previously recognized revenue and estimated cancellation fees on open contracts that were previously accounted for under POC and subsequently canceled have been reflected in the above adjustment to gross profit
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2023	2022
Bookings	$728.5	$795.6
Sales	700.1	575.6
Gross profit	221.4	156.9
Gross profit margin	31.6%	27.3%
SG&A	147.0	139.8
Segment operating income	79.1	21.0
Segment operating income as a percentage of sales	11.3%	3.6%

FLOW CONTROL DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2023	2022
Bookings	$332.0	$294.3
Sales	281.6	247.9
Gross profit	80.3	59.5
Gross profit margin	28.5%	24.0%
SG&A	61.8	44.3
Segment operating income	18.5	15.2
Segment operating income as a percentage of sales	6.6%	6.1%

First Quarter - Segment Results
(dollars in millions, comparison vs. 2022 first quarter, unaudited)

	FPD	FCD
	1st Qtr	1st Qtr
Bookings	$728.5	$332.0
- vs. prior year	-8.4%	12.8%
- on constant currency	-6.6%	15.7%

Sales	$700.1	$281.6
- vs. prior year	21.6%	13.6%
- on constant currency	24.4%	16.7%

Gross Profit	$221.4	$80.3
- vs. prior year	41.1%	35.0%

Gross Margin (% of sales)	31.6%	28.5%
- vs. prior year (in basis points)	430 bps	450 bps

Operating Income	$79.1	$18.5
- vs. prior year	276.7%	21.7%
- on constant currency	306.1%	27.0%

Operating Margin (% of sales)	11.3%	6.6%
- vs. prior year (in basis points)	770 bps	50 bps

Adjusted Operating Income *	$85.6	$30.5
- vs. prior year	119.5%	75.3%
- on constant currency	135.4%	79.8%

Adj. Oper. Margin (% of sales)*	12.2%	10.8%
- vs. prior year (in basis points)	540 bps	380 bps

Backlog	$2,028.5	$795.1

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
(Amounts in thousands, except par value)	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$404,726	$434,971
Accounts receivable, net of allowance for expected credit losses of $82,517 and $83,062, respectively	904,184	868,632
Contract assets, net of allowance for expected credit losses of $5,589 and $5,819, respectively	231,864	233,457
Inventories, net	882,252	803,198
Prepaid expenses and other	119,209	110,714
Total current assets	2,542,235	2,450,972
Property, plant and equipment, net of accumulated depreciation of $1,183,972 and $1,172,957, respectively	496,434	500,945
Operating lease right-of-use assets, net	168,682	174,980
Goodwill	1,173,718	1,168,124
Deferred taxes	151,852	149,290
Other intangible assets, net	128,258	134,503
Other assets, net of allowance for expected credit losses of $65,575 and $66,377, respectively	214,570	211,820
Total assets	$4,875,749	$4,790,634

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$488,761	$476,747
Accrued liabilities	455,309	427,578
Contract liabilities	291,638	256,963
Debt due within one year	53,387	49,335
Operating lease liabilities	32,626	32,528
Total current liabilities	1,321,721	1,243,151
Long-term debt due after one year	1,209,169	1,224,151
Operating lease liabilities	150,536	155,196
Retirement obligations and other liabilities	314,626	309,529
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	492,147	507,484
Retained earnings	3,774,379	3,774,209
Treasury shares, at cost – 45,922 and 46,359 shares, respectively	(2,016,517)	(2,036,882)
Deferred compensation obligation	6,852	6,979
Accumulated other comprehensive loss	(631,534)	(647,788)
Total Flowserve Corporation shareholders' equity	1,846,318	1,824,993
Noncontrolling interests	33,379	33,614
Total equity	1,879,697	1,858,607
Total liabilities and equity	$4,875,749	$4,790,634

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands)	2023	2022

Cash flows – Operating activities:
Net earnings (loss), including noncontrolling interests	$29,996	$(13,679)
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Depreciation	18,928	20,148
Amortization of intangible and other assets	2,663	3,396
Stock-based compensation	9,953	11,011
Foreign currency, asset write downs and other non-cash adjustments	(2,728)	6,893
Change in assets and liabilities:
Accounts receivable, net	(26,249)	5,039
Inventories, net	(70,721)	(48,715)
Contract assets, net	4,325	(5,655)
Prepaid expenses and other assets, net	(16,019)	(33,197)
Accounts payable	7,008	8,204
Contract liabilities	32,676	2,600
Accrued liabilities and income taxes payable	35,374	7,302
Retirement obligations and other	9,477	10,912
Net deferred taxes	(8,095)	(1,032)
Net cash flows provided (used) by operating activities	26,588	(26,773)
Cash flows – Investing activities:
Capital expenditures	(15,318)	(14,052)
Other	(1,138)	1,834
Net cash flows provided (used) by investing activities	(16,456)	(12,218)
Cash flows – Financing activities:
Payments on term loan	(10,000)	(7,593)
Proceeds under other financing arrangements	78	555
Payments under other financing arrangements	(1,515)	(484)
Payments related to tax withholding for stock-based compensation	(5,850)	(4,304)
Payments of dividends	(26,229)	(26,128)
Other	(303)	(437)
Net cash flows provided (used) by financing activities	(43,819)	(38,391)
Effect of exchange rate changes on cash	3,442	(5,275)
Net change in cash and cash equivalents	(30,245)	(82,657)
Cash and cash equivalents at beginning of period	434,971	658,452
Cash and cash equivalents at end of period	$404,726	$575,795

Contacts

Jay Roueche, Vice President, Investor Relations & Treasurer
(972) 443-6560

Mike Mullin, Director, Investor Relations
(214) 697-8568